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                                                       Exhibit 10(l)

November 13, 1995


Compri Caribe Hospitality Corp.
P.O. Box 11662
Caparra Heights Station
San Juan, Puerto Rico  00922

Gentlemen:

Reference is made to the Option Agreement dated March 31, 1995 (the "Agreement") by and between Land Development Associates S.E. ("Seller") and Compri Caribe Hospitality Corp. ("Buyer") related to land in the Seller's Parque Escorial project, including parcels of land containing 17,343.03 square meters referred to as the Second Phase Parcels.

Buyer and Seller agree and acknowledge that the conditions in the Agreement for closing of the sale of the Second Phase Parcels were met on October 6, 1995 and consequently the scheduled closing date ("Time of Settlement") for these parcels was to be on or before November 6, 1995. Seller and buyer hereby agree to extend the Time of Settlement to December 21, 1995 upon consideration of $8,700 to be paid by Buyer to Seller ("Extension Fee") upon execution by Buyer of this letter agreement in the space provided below. The Extension Fee is paid as additional consideration to Seller over and above the Second Phase Purchase Price set forth in the Agreement.

The other terms and conditions of the Agreement remain unchanged.

Very truly yours,

LAND DEVELOPMENT ASSOCIATES S.E.

     By:  Interstate General Properties Limited
          Partnership, managing partner

          By:  Interstate General Company L.P.,
               general partner

               By:  Interstate General Management
                    Corporation, managing general partner


                    By:  /s/ Donald G. Blakeman
                         --------------------------------
                         Donald G. Blakeman
                         Executive Vice President


ACCEPTED: COMPRI CARIBE HOSPITALITY CORP.


          By:  /s/ Jorge Colon Nevares
               --------------------------
               Jorge Colon Nevares
               President